SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2025
DAVE & BUSTER’S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, Texas 75019
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 -– Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer

On July 14, 2025, Dave & Buster's Entertainment, Inc. (the “Company”) appointed Tarun Lal, 56, as Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), effective as of the same date. There are no transactions between the Company and Mr. Lal that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Lal and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Further, there is no arrangement or understanding between Mr. Lal and any other persons pursuant to which Mr. Lal was selected as an officer and director.

In connection with his appointment, the Company and Mr. Lal have entered into an employment agreement (the “Lal Employment Agreement”) providing the following compensation terms: (i) an annualized base salary of $800,000 per year, (ii) an annual cash bonus with a target bonus of 100% of his annual salary (prorated for fiscal year 2025), (iii) eligibility to participate in the Dave & Buster’s Entertainment, Inc. 2025 Omnibus Incentive Plan (“LTIP”) with a target award equal to 125% of his base salary, and (iv) eligibility to participate in the Company’s employee benefit plans as in effect from time-to-time on the same basis as generally made available to other senior executives of the Company. Additionally, upon termination without “cause” by the Company or upon termination by Mr. Lal due to “good reason” (as these terms are defined in the Lal Employment Agreement), subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Lal Employment Agreement, Mr. Lal is entitled to (i) continued payment of his annual base salary for 24 months, (ii) any unpaid bonus for a completed calendar year based on actual performance, (iii) a pro-rata bonus for the year of termination based on actual performance and (iv) continued payment of medical premiums for 18 months. Mr. Lal will also enter into the Company’s standard officer indemnity agreement.

Additionally, as a material inducement for Mr. Lal to join the Company, the Company will grant equity awards to Mr. Lal under the Dave & Buster’s Entertainment, Inc. Inducement Plan (the “Inducement Plan”). The grants will be made effective July 15, 2025 (the “Grant Date”). These awards, which will be subject to the terms of the Inducement Plan and the applicable award agreements, include:

•Time-Based Stock Options: A grant of 124,766 stock options, with an exercise price equal to $32.06 (the “Grant Price”). These options will vest in equal annual installments over three years, subject to Mr. Lal’s continued employment through the applicable vesting date.

•Performance Stock Units: Two separate performance stock unit (“PSU”) grants that will be earned based on achieving specified performance targets. One grant, consisting of 124,766 PSUs (“Lal Single Goal PSUs”), will become earned 100% upon achievement of at least 3% positive same store sales growth for four consecutive quarters over a specified performance period that ends on February 1, 2028 (the “Performance Period”). Once earned, the Lal Single Goal PSUs will time vest ratably in equal annual installments over a two-year period. The other grant, consisting of 124,766 PSUs (the “Lal Multiple Goal PSUs”), will become earned based, in part, on achievement of the following performance conditions over the Performance Period: (i) 2027 Adjusted EBITDA (as such term is defined in the Company’s financial statements) of between $600 million and $675 million and (ii) average same store sales growth of between 3% and 5%. Under this award, the number of Lal Multiple Goal PSUs earned, based on the achievement of Adjusted EBITDA and same store sales growth, will be further increased or reduced based on the percentile rank of the Company’s total shareholder return relative to the companies on the S&P 1500 Hotels, Restaurants and Leisure Index.

•Stock Price-Based Options: Two additional stock option grants, which will become earned if the Company’s stock price reaches specified multiples of the Grant Price by February 1, 2028. One grant, consisting of 124,766 stock options, and with an exercise price equal to the Grant Price, will become earned in full on the first date occurring before February 1, 2028 on which the 60-day trailing volume weighted average price (“VWAP”) of the Company’s stock is equal to or greater than the Grant Price multiplied by 2 (the “2X Attainment Date”). Thereafter, 100% of the stock options that were earned will vest and become exercisable during the period beginning on the first anniversary and ending on the second anniversary of the 2X Attainment Date, based on the Company’s 60-day trailing VWAP performance during such period and subject to certain terms and conditions specified in the applicable award agreement. The other grant, consisting of 83,177 stock options, and with an exercise price equal to the Grant Price multiplied by 1.5, will become earned in full on the date occurring before February 1, 2028 on which the 60-day trailing VWAP of the Company’s stock is equal to or greater than the Grant

Price multiplied by 3 (the “3X Attainment Date”). Thereafter, 100% of the stock options that were earned will vest and become exercisable during the period beginning on the first anniversary and ending on the second anniversary of the 3X Attainment Date, based on the Company’s 60-day trailing VWAP performance during such period and subject to certain terms and conditions specified in the applicable award agreement.

•Investment-Based Options: An additional grant of 31,191 stock options, with an exercise price equal to the Grant Price and conditioned on Mr. Lal’s purchase of shares of common stock valued at $1,000,000 on the open market by December 31, 2026. The stock options will vest over three years if Mr. Lal has satisfied his share purchase requirements.
Mr. Lal has also agreed to a non-competition and non-solicitation covenant that extends for up to two years following termination of employment.

Tarun Lal served as President of KFC U.S., a division of Yum! Brands, Inc. (“KFC”), from July 2022 to April 2025. Prior to becoming President of KFC, Mr. Lal held various positions with KFC affiliates and with Pizza Hut, another division of Yum! Brands, from November 1994 through July 2022. From May 2022 to the present, he has been a non-executive member of the board of directors of IWG, plc, a developer and provider of hybrid workspace solutions. Mr. Lal earned a Bachelor of Commerce in Commerce and Accountancy from Shri Ram College of Commerce, University of Delhi, India and has also completed the Executive Development Program at The Wharton School.

Departure of Interim Chief Executive Officer

The Board announced that the Company’s current Interim Chief Executive Officer, Kevin Sheehan, will leave this role as of July 15, 2025 in connection with Mr. Lal's appointment. Mr. Sheehan will continue in his capacity as Chairman of the Board.
Section 8 - Optional 8-K Filing
Item 8.01.    Other Events
Adoption of Inducement Plan

On July 14, 2025, the Board approved the adoption of the Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and is intended to advance the interests of the Company by providing a material inducement for individuals to join the Company and its subsidiaries as employees.

The Inducement Plan provides for the grant of equity awards to new employees as an inducement material to their entering into employment with the Company, in accordance with the NASDAQ inducement grant exception under NASDAQ Listing Rule 5635(c)(4). The Inducement Plan reserves a maximum of 2,000,000 shares of the Company’s common stock for issuance to eligible recipients. Except as otherwise expressly provided in the Inducement Plan, the terms of the Inducement Plan are consistent with the Company’s existing 2025 Omnibus Incentive Plan, and no incentive stock options may be granted under the Inducement Plan. The Inducement Plan will remain in effect until the earlier of its termination by the Board or the tenth anniversary of its effective date, July 14, 2025.
Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits.

99.1	Press release announcing the appointment of Tarun Lal as Chief Executive Officer, Issued by Dave and Buster's Entertainment, Inc on July 15, 2025.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: July 15, 2025	By:	/s/ Rodolfo Rodriguez, Jr.
Rodolfo Rodriguez, Jr.
Senior Vice President, Chief Legal Officer and Secretary